As filed with the Securities and Exchange Commission on July 14, 2000

                                   Registration Statement No. 333-50937


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
            ________________________________________
                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                            UNDER THE
                     SECURITIES ACT OF 1933
               ___________________________________
                  The St. Paul Companies, Inc.
     (Exact name of registrant as specified in its charter)

           Minnesota                        41-0518860
    ------------------------              --------------
(State or other jurisdiction of          (I.R.S. Employer
 incorporation or organization)         Identification No.)


         385 Washington Street, St. Paul Minnesota 55102
    ---------------------------------------------------------
  (Address, including zip code, of principal executive offices)

            St. Paul Specialty Auto Group 401(k) Plan,
                        formerly known as
                Titan Holdings, Inc. 401(k) Plan
                    (Full title of the plan)

                     Bruce A. Backberg, Esq.
                  The St. Paul Companies, Inc.
                      385 Washington Street
                    St. Paul, Minnesota 55102
                         (651) 310-7911
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  DEREGISTRATION OF SECURITIES

     Pursuant to the Registration Statement on Form S-8, Registration Number 333-50937 (the "Registration Statement"), filed on April 24, 1998, to which this Post-Effective Amendment No. 1 relates, The St. Paul Companies, Inc. (the "Registrant") registered 30,000 shares of common stock, no par value, including the associated Preferred Share Purchase Rights (the "Shares"), and an indeterminate amount of interests in the St. Paul Specialty Auto Group 401(k) Plan, formerly known as the Titan Holdings,
Inc. 401(k) Plan (the "Plan").

     On May 1, 2000, the Registrant completed the sale of all of the issued and outstanding capital stock of THI Holdings (Delaware), Inc. (generally the successor to Titan Holdings, Inc., and the parent company of Titan Holdings Services Corporation), a Delaware corporation ("THI"), to The Prudential Insurance Company of America, a New Jersey mutual life insurance company ("Prudential"), pursuant to a Stock Purchase Agreement, dated as of December 30, 1999, between United States Fidelity and Guaranty Company, a Maryland insurance corporation and a wholly-owned subsidiary of the Registrant, and Prudential.

     This Post-Effective Amendment No. 1 deregisters all unissued
Shares that were registered by the Registration Statement and all interests remaining to be issued under the Plan.


                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Ramsey, State of Minnesota, on the 14th day of July, 2000.

                         THE ST. PAUL COMPANIES, INC.



                         By:     /s/ Bruce A. Backberg
                               ----------------------
                                 Bruce A. Backberg
                                 Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                       Date
---------                        -----                       ----

/s/ Douglas W. Leatherdale       Chief Executive Officer     July 14, 2000
     ----------------------      and Director (Principal
   (Douglas W. Leatherdale)      Executive Officer)


/s/ Paul J. Liska                Executive Vice              July 14, 2000
    -------------                President and Chief
   (Paul J. Liska)               Financial Officer
                                 (Principal Financial
                                 Officer)

/s/ Thomas A. Bradley            Senior Vice                 July 14, 2000
    -----------------            President-Finance
   (Thomas A. Bradley)           (Principal Accounting
                                 Officer)

/s/ John H. Dasburg*
    ----------------             Director                    July 14, 2000
   (John H. Dasburg)

/s/ W. John Driscoll*
    -----------------            Director                    July 14, 2000
   (W. John Driscoll)

/s/ Pierson M. Grieve*
    ------------------           Director                    July 14, 2000
   (Pierson M. Grieve)

/s/ Thomas R. Hodgson*
    ------------------           Director                    July 14, 2000
   (Thomas R. Hodgson)

/s/ David G. John*
    --------------               Director                    July 14, 2000
   (David G. John)

/s/ William H. Kling*
    -----------------            Director                    July 14, 2000
   (William H. Kling)

/s/ Bruce K. MacLaury*
    ------------------           Director                    July 14, 2000
   (Bruce K. MacLaury)

/s/ Glen D. Nelson*
    ---------------              Director                    July 14, 2000
   (Glen D. Nelson)

/s/ Anita M. Pampusch*
    ------------------           Director                    July 14, 2000
   (Anita M. Pampusch)

/s/ Gordon M. Sprenger*
    -------------------          Director                    July 14, 2000
   (Gordon M. Sprenger)

* by  /s/ Bruce A. Backberg
       --------------------
          Bruce A. Backberg
          Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of July, 2000.

             ST. PAUL SPECIALTY AUTO GROUP 401(k) PLAN



                         By:  /s/ Joseph Metz
                              ---------------
                              Joseph Metz
                              Vice President
                              Titan Holdings Services Corporation
                              Plan Administrator



                         EXHIBIT INDEX

Exhibit                  Description
Number                 --------------
-------
  24                Power of Attorney (Originally
                    filed with, and incorporated by reference from, the Registration Statement on Form S-8 of the Registrant, filed on April 24, 1998)